Exhibit 1.1

EXECUTION COPY

SI INTERNATIONAL, INC.

(a Delaware corporation)

3,200,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: September 30, 2004

Table of Contents

SECTION 1.	Representations and Warranties.
SECTION 2.	Sale and Delivery to Underwriters; Closing.
SECTION 3.	Covenants of the Company
SECTION 4.	Payment of Expenses.
SECTION 5.	Conditions of Underwriters’ Obligations
SECTION 6.	Indemnification.
SECTION 7.	Contribution
SECTION 8.	Representations, Warranties and Agreements to Survive Delivery
SECTION 9.	Termination of Agreement.
SECTION 10.	Default by One or More of the Underwriters
SECTION 11.	Notices
SECTION 12.	Parties
SECTION 13.	GOVERNING LAW AND TIME
SECTION 14.	Effect of Headings

SCHEDULES
Schedule A -	List of Underwriters
Schedule B -	Pricing Information
Schedule C -	List of Subsidiaries
Schedule D -	List of Persons Subject to Lock-up
Schedule E -	List of Sellers and Number of Initial Securities to be Sold

EXHIBITS

Exhibit A -	Form of Opinion of Shaw Pittman LLP
Exhibit B -	Form of Lock-up Letter
Exhibit C -	Form of Opinion of Selling Shareholders’ Counsel

i

SI INTERNATIONAL, INC.

(a Delaware corporation)

3,200,000 Shares of Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

September 30, 2004

Wachovia Capital Markets, LLC
SG Cowen & Co., LLC
Legg Mason Wood Walker, Incorporated
Stephens Inc.
SunTrust Capital Markets, Inc.
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

SI International, Inc., a Delaware corporation (the “Company”), and each of the shareholders of the Company named on Schedule E hereto (collectively, the “Selling Shareholders” and each a “Selling Shareholder”) confirm their respective agreements with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia Capital Markets, LLC, SG Cowen & Co., LLC, Legg Mason Wood Walker, Incorporated, Stephens Inc. and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedules E and A hereto, respectively, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 320,000 additional shares of Common Stock to cover over-allotments, if any.  The aforesaid 3,200,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 320,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-113827) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the preliminary prospectus and the related preliminary prospectus supplement. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses and related preliminary prospectus supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses and related prospectus supplements as may hereafter be required.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus and the related prospectus supplement used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus” and a “preliminary prospectus supplement.”  Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus and the final related prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus” and the “Prospectus Supplement.”  Any reference herein to the Registration Statement, the Prospectus, the Prospectus Supplement or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing after the execution hereof but prior to the Closing Time or Date of Delivery, as applicable, of any Incorporated Documents.  As used herein, the term “Incorporated Documents” means the documents which are incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus and the Prospectus Supplement are required to be delivered in connection with the sale of the Securities by the Underwriters or any dealer.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, any related preliminary prospectus supplement, the Prospectus or the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in

Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  None of the Prospectus, the Prospectus Supplement or any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the Prospectus Supplement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Wachovia expressly for use in the Registration Statement, the Prospectus or the Prospectus Supplement.

Each preliminary prospectus, the Prospectus, each preliminary prospectus supplement and the Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus, the Prospectus, each preliminary prospectus supplement and the Prospectus Supplement delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain “tags,” may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

At the respective time the Incorporated Documents became or become effective or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, and any amendments and supplements thereto, they complied and will comply in all material respects with the requirements of the 1934 Act and/or rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, they did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)                                  Independent Accountants.  The accountants who certified the financial statements and supporting schedules (if any) incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements of the Company included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 27, 2003 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2004 incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The financial statements of MATCOM International Corp. (“MATCOM”) included in the Company’s Current Report on Form 8-K/A filed on March 17, 2004 incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of MATCOM and its consolidated subsidiaries, if any, at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of MATCOM and its consolidated subsidiaries, if any, for those periods; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as disclosed therein, and applied on a basis consistent with the basis used in the preparation of the Company’s consolidated financial statements included in the Registration Statement and the Prospectus.  The supporting schedules, if any, incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The data appearing in the Registration Statement and the Prospectus Supplement under the captions “Selected Historical and Pro Forma Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus and the data shown under such captions as of the end of and for fiscal years 1999 and 2000 accurately reflects the information shown in the financial statements of Statistica as of and for those fiscal years.  The pro forma financial data included in the Company’s Current Report on Form 8-K/A filed on March 17, 2004 incorporated by reference in the Registration Statement and the Prospectus and included in the Registration Statement, the Prospectus and the Prospectus Supplement present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines (to the extent that such rules and guidelines are applicable thereto) with respect to such pro forma data and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Prospectus and the Prospectus Supplement, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described or incorporated by reference in the Prospectus and the Prospectus Supplement and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Virginia and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (but solely in the case of jurisdictions other than the Commonwealth of Virginia) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)                              Good Standing of Subsidiaries.  All subsidiaries of the Company are corporations.  Each subsidiary of the Company is listed on Schedule C hereto and has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described or incorporated by reference in the Prospectus and the Prospectus Supplement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear (except for shares of such capital stock pledged to secure borrowings and other amounts owing under the Credit Agreement with Wachovia Bank, National Association, as administrative agent, and the other parties thereto, as amended by the First Amendment thereto (as amended, the “Credit Agreement” which term, as used herein, includes any promissory notes, pledge agreements, security agreements, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith, in each case together with any and all amendments, supplements or modifications thereof as described or incorporated by reference in the Prospectus) of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary pursuant to any applicable state law of the jurisdiction of incorporation of such subsidiary, the charter and by-laws of such subsidiary or under the terms of the capital stock of such subsidiary. Schedule C accurately sets forth the jurisdiction of organization of each such subsidiary listed thereon and all of the jurisdictions in which each such subsidiary is required to qualify as a foreign corporation (whether by reason of the ownership or leasing of property or the conduct of business).

(vii)                           Capitalization.  The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus Supplement is as set forth in the Prospectus Supplement in the line items relating to common stock and preferred stock in the table under the caption “Capitalization” (except for subsequent issuances (a) pursuant to this Agreement, (b) pursuant to subsequent issuances of common stock and stock options under the Company’s 2002 stock incentive plan, or (c) pursuant to the exercise of stock options referred to in the Prospectus); no shares of any class of the Company’s Preferred Stock (as defined below) are issued or are outstanding; the shares of issued and outstanding capital stock of the Company (including the Initial Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights pursuant to the Delaware General Corporation Law (the “DGCL”), the charter and by-laws of the Company, the Company RRA or under the terms of the Securities.

(viii)                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)           Authorization and Description of Securities.  The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company and sold to the Underwriters pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock, the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), the Company’s charter and by-laws (as such charter and by-laws will be in effect as of the Closing Time) conform in all material respects to all of the respective statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the respective instruments defining the same; the Company does not have a shareholder rights plan; no holder of the Securities will be subject to personal liability by reason of being such a holder pursuant to the DGCL, the charter and by-laws of the Company or, to our knowledge, otherwise; and the issuance of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights pursuant to the DGCL, the charter and by-laws of the Company or under the terms of the Securities.

(x)                                   Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter and by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments,”, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the offering, issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus Supplement under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary action, corporate or other, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter and by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.  Without limitation to the foregoing, none of the parties (other than the Selling Shareholders) to the Registration Rights Agreement dated as of October 29, 1998 among the Company, and the other parties thereto, including the Selling Shareholders, as the same may have been or may hereafter be amended, restated, supplemented or modified (the “Company RRA”) has any right to sell any shares of Common Stock or other capital stock of the Company pursuant to or as part of the offering contemplated by this Agreement or otherwise to participate in the sale of any shares of Common Stock contemplated by this Agreement, and the sale and public offering of the Securities by the Selling Shareholders as contemplated by this Agreement does not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any such Securities pursuant to, the Company RRA.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(xi)                                Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent.

(xii)          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or such subsidiary, might reasonably be expected to result in a Material Adverse Effect, or which, if determined adversely to the Company or such subsidiary, might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all claims and damages sought under any pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which proceedings are not described in the Registration Statement, including ordinary routine litigation incidental to the business, if determined adversely to the Company, could not reasonably be expected to result in a Material Adverse Effect.

(xiii)         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the Prospectus Supplement or to be filed as exhibits thereto which have not been so described and filed as required.

(xiv)                         Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xv)                            Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder of the Company, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the due authorization, execution and delivery of this Agreement by the Company, for the offering, issuance, sale or delivery of the Securities hereunder or for the performance by the Company of its other obligations under this Agreement or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by this Agreement or the Prospectus, except (i) such as have been already obtained under the 1933 Act or the 1933 Act Regulations, (ii) such as may be required under state securities laws or (iii) such as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Securities by the Underwriters.

(xvi)                         Possession of Licenses and Permits.  The Company and its subsidiaries and their respective employees and facilities possess such permits, licenses, approvals, consents, security clearances, National Agency Checks and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company and its subsidiaries, except to the extent that any failure to have any such permits, licenses, approvals, consents, security clearances, National Agency Checks and other authorization that would not individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries and their respective employees and facilities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xvii)                      Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described or incorporated by reference in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not singly or in the aggregate have a Material Adverse Effect.

(xviii)                   Compliance with Cuba Act.  To the extent applicable, the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(xix)                           Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)                              Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxi)                           Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, except for persons entitled to registration rights under the Company RRA, all of whom, other than the Selling Shareholders to the extent of their participation in the offering, have waived in writing or did not respond in the time periods required under the Company RRA to exercise their right to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement.

(xxii)                        Lock-Up Agreements. Schedule D hereto contains a true, complete and correct list of all directors and officers (as defined under Rule 16a-1(f) promulgated under the 1934 Act) of the Company (including any persons, if any, who will become directors or officers prior to the purchase of the Initial Securities by the Underwriters pursuant to this Agreement) and certain shareholders of the Company, each of whom has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit B hereto.  All outstanding stock options issued by the Company provide, and all stock options that may be issued by the Company at any time during the period commencing on the date of this Agreement through and including the date which is 90 days after the date of this Agreement (the “Lock-Up Period”) will provide, in each case pursuant to written stock option agreements or similar agreements executed and delivered by the holders of such stock options, that the holders of such stock option will not effect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the Lock-Up Period and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of Wachovia; and, if any other agreement or instrument (other than this Agreement) to which the Company or any of its subsidiaries is a party or under which the Company or any of its subsidiaries has rights (including, without limitation, any registration rights agreement) contains a covenant or agreement by any holders of Common Stock or other securities of the Company not to effect any sale or other disposition thereof during all or any portion of the Lock-Up Period (or any similar restriction on transfer), then, during the Lock-Up Period or such portion thereof, as the case may be, the Company will not cause or permit any waiver, release, modification or amendment of any such covenant, agreement or similar restriction on transfer without the prior written consent of Wachovia and, if any such covenant, agreement or restriction on transfer requires that the Company or any subsidiary provide a notice or request to any such holder, the Company has caused such notice or request, as the case may be, to be duly given.

Information Provided by the Company for NASD Purposes. All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710, 2711 or 2720 is true, complete and correct, excluding, however, written information provided to the Company by its directors, employees and stockholders regarding the personal activities or NASD affiliations of such directors, employees and stockholders and subsequently forwarded by the Company to the Representatives, as to which no representation or warranty is made by the Company.

(xxiii)                     NASDAQ National Market. The Securities have been approved for quotation on the NASDAQ National Market, subject to official notice of issuance.

(xxiv)                    Stock Certificates.  The Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement are not, and, upon delivery to the Underwriters, will not be, subject to any stop transfer instructions or similar restrictions on transfer and the certificates evidencing such securities will not, upon delivery to the Underwriters, will not bear any restrictive legends.

(xxv)                       No Right of First Refusal.  Neither the Company nor any of its subsidiaries nor, any stockholders of the Company or, to the knowledge of the Company, any other person has any preemptive right, right of first refusal or other similar right, pursuant to any applicable state law, the charter and by-laws of the Company or under the terms of the Securities, to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.  Without limitation to the foregoing, the Company hereby waives any preemptive right, right of first refusal or other similar right it may have pursuant to any applicable state law, the charter and by-laws of the Company or under the terms of the Securities to purchase any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.

(b)                                 Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

(i)            Accurate Disclosure. At the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective and at the Closing Time, the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held (directly or indirectly, actually or beneficially) by such Selling Shareholder) that is set forth in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus, or any preliminary prospectus supplement or the Prospectus Supplement (or any amendment or supplement thereto) did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; all information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus, or any preliminary prospectus supplement or the Prospectus Supplement (or any amendment or supplement thereto) is and will be true, complete and correct in all material respects; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

(ii)                                  Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(iii)                               Good Standing.  Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

(iv)                              Power and Authority.  Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell,

transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.

(v)                                 Non-Contravention.  The execution, delivery and performance of this Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement to be consummated by such Selling Shareholder (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Securities to be sold by such Selling Shareholder under this Agreement or any other property or assets of such Selling Shareholder pursuant to, (A) the Company RRA or (B) any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound except (solely in the case of documents referred to in clause (B) above) for such conflicts, breaches, defaults, liens, charges or encumbrances (other than liens, charges or encumbrances on or affecting any of the Securities to be sold by such Selling Shareholder under this Agreement) that would not cause a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Selling Shareholder, whether or not arising in the ordinary course of business (a “Selling Shareholder Material Adverse Effect”), or adversely affect such Selling Shareholder’s ability to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the certificate of formation and partnership agreement of such Selling Shareholder or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations, except for such violations of such laws, statutes, rules or regulations as would not have a Selling Shareholder Material Adverse Effect and would not adversely affect such Selling Shareholder’s ability to perform its obligations under this Agreement.

(vi)                              Ownership of Securities.  At the Closing Time and immediately prior to and at the time that the Securities to be sold by such Selling Shareholder to the Underwriters at the Closing Time are delivered to the Underwriters pursuant to this Agreement, such Selling Shareholder will be the sole legal, beneficial and record owner of such Securities, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind, other than pursuant to this Agreement.

(vii)                           Absence of Rights of First Refusal.  The Securities to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Securities arising under any written instrument or agreement to which such Selling Shareholder is a party or by which such Selling Shareholder is bound (other than this Agreement) or, to the knowledge of such Selling Shareholder, otherwise.

(viii)                        Absence of Manipulation.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)                                Absence of Further Requirements.  No filing with, or authorization, approval, consent, vote, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or of any creditor of such Selling Shareholder, is necessary or required for, and such Selling Shareholder does not require any authorization, approval, consent or vote of any stockholder, partner, member or securityholder of or holder of an equity interest in such Selling Shareholder, for or in connection with, the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement or the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement to be consummated by such Selling Shareholder, except (i) such as have been already obtained, (ii) as may be required under the 1933 Act or the 1933 Act Regulations, (iii) such as may be required under state securities laws, (iv) such as may be required in connection with the approval of the quotation of the Securities on the NASDAQ National Market, or (v) such as may be required by the NASD in connection with the purchase and distribution of the Securities by the Underwriters.

(x)                                   Restriction on Sale of Securities. Such Selling Shareholder will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Shareholder or any person or entity controlled by or acting on behalf of such Selling Shareholder or any person in privity with such Selling Shareholder or any person or entity controlled by or acting on behalf of such Selling Shareholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any such Common Stock or other capital stock, whether now owned or hereafter acquired by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, for a period beginning on and including the date of this Agreement through and including the date which is 90 days after the date of this Agreement (the “Lock-Up Period”), or publicly announce an intention to effect any such transaction during the Lock-Up Period, except that the foregoing provisions of this paragraph shall not apply to (A) the Securities sold by such Selling Shareholder pursuant to this Agreement, (B) shares of Common Stock distributed by such Selling Shareholder to any of its partners who have theretofore executed and delivered to Wachovia a lock-up agreement substantially in the form attached as Exhibit B to this Agreement (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), or (C) the transfer of Common Stock by gift to any person or entity, provided that (1) prior to or contemporaneously with such transfer, the transferee executes and delivers to Wachovia an agreement substantially in the form of Exhibit B hereto (provided that such agreement shall be reasonably satisfactory in form and substance to Wachovia), (2) neither the transferor or the transferee shall publicly disclose the transfer, except to the extent required by law, and (3) neither the transferor nor the transferee shall be required to file, or shall file, a Form 3, Form 4 or Form 5 with the Commission during the Lock-Up Period in connection with such transfer.

(xi)                                Certificates Suitable for Transfer.  Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement at the Closing Time, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed and a duly executed Internal Revenue Service Form W-9, will be delivered to American Stock Transfer & Trust Company, as registrar and transfer agent (the “Transfer Agent”) no later than noon (New York City time) on the second business day proceeding the Closing Time.

(xii)                             Absence of Preemptive Rights.  Such Selling Shareholder does not have any preemptive rights, rights of first refusal or other similar rights under applicable state law, its organizational documents or under the terms of the Securities to purchase any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to this Agreement and such Selling Shareholder hereby waives any and all such preemptive rights, rights of first refusal or other similar rights (such waiver being made for the benefit of the Underwriters, the Company and the other Selling Shareholders); and, except for shares of Common Stock that are owned by such Selling Shareholder and are accurately described in the Prospectus, such Selling Shareholder does not own or hold (directly or indirectly, actually or beneficially) any Common Stock or other capital stock of the Company or any securities convertible into or exchangeable or exercisable for or repayable with any such Common Stock or other capital stock of the Company, and does not have any right or arrangement to acquire any Common Stock or other capital stock, rights, warrants, options or other securities of the Company.

(xiii)                          General Partner; Managing Member.  Frontenac Company VII, L.L.C. (the “General Partner”) is the general partner of such Selling Shareholder and a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

(xiv)                         Subsidiaries.  Such Selling Shareholder does not have any subsidiaries (it being understood that neither the Company nor any other portfolio company in which such Selling Shareholder has acquired an equity interest as part of its business as an investment partnership shall be deemed a subsidiary of such Selling Shareholder).

(c)                                  Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule B, that proportion of the number of Initial Securities set forth in Schedule E opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 320,000 additional shares of Common Stock, respectively, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days or less than two business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to each Selling Shareholder by wire transfer or intra-bank transfer of immediately available funds to a single bank account designated by such Selling Shareholder, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or Prospectus Supplement or any amended Prospectus or Prospectus Supplement shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or preliminary prospectus supplement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  At all times prior to the date 30 days after the date of this Agreement, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus or the prospectus supplement included in the Registration Statement at the time it became effective or to either the Prospectus or the Prospectus Supplement, whether pursuant to the 1933 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain “tags,” may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and each preliminary prospectus supplement as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus and the Prospectus Supplement are required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus and the Prospectus Supplement (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and the Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent that such document filed pursuant to EDGAR may contain certain “tags,” may omit certain graphics and may contain certain changes in format as permitted by the rules and regulations of the Commission and except to the extent otherwise permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus and the Prospectus Supplement.  If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or the Prospectus Supplement in order that the Prospectus and the Prospectus Supplement will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus and the Prospectus Supplement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus or the Prospectus Supplement comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to do all things necessary under the laws of such jurisdictions to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)            Listing.  The Company will use its best efforts to effect and maintain the quotation of the Securities on the NASDAQ National Market.

(j)            Restriction on Sale of Securities.  The Company will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of (or enter into any swap or any other agreement or transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 90 days after the date of this Agreement; provided that (A) the Company may issue and sell Securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee stock option plan as in effect on the date of this Agreement, and (C) the Company may issue Common Stock upon the exercise of stock options issued pursuant to any employee stock option plans as in effect on the date of this Agreement.

(k)           Reporting Requirements.  The Company, during the period when the Prospectus and the Prospectus Supplement are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Preparation of Prospectus and Prospectus Supplement.  Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus and the Prospectus Supplement.

(m)          Compliance with Rule 463.  The Company will comply with Rule 463 of the 1933 Act Regulations.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties, taxes or charges payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the reasonable fees and disbursements of one firm of counsel for the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (provided that the fees and disbursements of counsel for the Underwriters payable by the Company pursuant to this clause (v) and pursuant to clause (ix) below shall not exceed $50,000 in the aggregate) in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, preliminary prospectus supplement and of the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with listing of the Securities for quotation on the NASDAQ National Market, and (xi) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company, the Selling Shareholders or counsel to the Company or the Selling Shareholders.

(b)           Expenses of the Selling Shareholders.  Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement: (i) any stock or other transfer taxes and any stamp, capital or other duties, taxes or charges payable upon the sale or delivery of its Securities to the Underwriters, and (ii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c)           Allocation of Expenses.  Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of expenses and costs among themselves.

(d)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters subject to the limit described under Section 4(a)(v) hereof.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or of or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time (or the applicable Date of Delivery, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and the Prospectus Supplement containing the Rule 430A Information shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with Rule 430A), and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

(b)  Opinion of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shaw Pittman LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto.

(c)  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (i), (v)(A), (vi) (solely as to preemptive rights arising under the charter and by-laws of the Company and under the DGCL), (viii) through (x), inclusive, (xiii) (solely as to the information in the first paragraph under “Description of Equity Securities-Common Stock” and excluding the last sentence of such paragraph) and the penultimate paragraph of Exhibit A hereto.  In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the DGCL and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and public officials.

(d)  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given or incorporated by reference in the Prospectus and the Prospectus Supplement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman, Vice Chairman, Chief Executive Officer or President of the Company and of the chief financial, chief accounting officer or Vice President, Finance and Accounting of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1 hereof are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, (v) none of the Registration Statement, as of its effective date or as of the Closing Time, the Prospectus or the Prospectus Supplement, as of their respective dates or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the information contained in the Registration Statement, the Prospectus and the Prospectus Supplement fairly presents, in all material respects, the financial condition and results of operation of the Company and its consolidated subsidiaries.

(e)  Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received (1) from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement and the Prospectus and (2) from Grant Thornton LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of MATCOM.

(f)  Bring-down Comfort Letters.  At Closing Time, the Representatives shall have received from each of Ernst & Young LLP and Grant Thornton LLP a letter, each dated as of Closing Time and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date (if any) referred to shall be a date not more than three business days prior to Closing Time.

(g)  Approval of Listing.  At Closing Time and each Date of Delivery, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance.

(h)  Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto, signed by each of the persons listed in Schedule D hereto.

(i)  Opinion of Counsel for the Selling Shareholders.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(j)  Certificates of Selling Shareholders.  At the Closing Time, the Representatives shall have received a certificate signed by each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in Section 1 hereof are true and correct at and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(k)  No Objection.  Prior to the date of this Agreement, the NASD shall have confirmed in writing that it has no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)  Stock Certificates; Tax Forms.  No later than noon (New York City time) on the second business day immediately preceding the Closing Time, the Transfer Agent shall have received certificates for all of the Securities to be sold by the Selling Shareholders pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholders with signatures guaranteed, and a properly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) from each of the Selling Shareholders.

(m)  Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chairman, Vice Chairman, Chief Executive Officer or President of the Company and of the chief financial, chief accounting officer or Vice President, Finance and Accounting of the Company, to the same effect as the certificate delivered pursuant to Section 5(d) hereof but appropriately modified to refer to such Date of Delivery rather than to the Closing Time.

(ii)                                  Opinion of Counsel for Company.  The favorable opinion of Shaw Pittman LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of Counsel for Underwriters.  The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Bring-down Comfort Letters.  Letters from Ernst & Young LLP and Grant Thornton LLP, each in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the respective letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” (if any) in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n)  Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)  Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities on such Date of Delivery, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification by Company.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or in any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) and, provided further, that the indemnity agreement set forth in this paragraph with respect to any preliminary prospectus or prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus and the Prospectus Supplement (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus and the Prospectus Supplement (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

(b)                                 Indemnification by Selling Shareholders.  Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the

Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto); and, provided further, that the indemnity agreement set forth in this paragraph with respect to any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus and the Prospectus Supplement (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus and the Prospectus Supplement (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

(c)                                  Indemnification by Underwriters.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement, the Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

(d)                                 Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the respective indemnified parties shall be selected as follows: counsel to the Underwriters and all persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the Company, its directors, each of its officers who signed the Registration Statement and all persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company; and counsel to the Selling Shareholders shall be selected by Frontenac VII Limited Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party or parties, as the case may be) also be counsel to the indemnified party or parties.  In no event shall the indemnifying parties be liable for (i) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (ii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, (iii) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (iv) the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                    Limitation on Selling Shareholders’ Liability.  The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution provisions contained in this Section 6 and Section 7 hereof shall be limited to an amount equal to the aggregate net proceeds (before deducting expenses), as set forth on the cover of the Prospectus, received by such Selling

Shareholder from the sale of the Securities sold by such Selling Shareholder to the Underwriters pursuant to this Agreement.

(g)                                 Other Agreements with Respect to Indemnification.  The provisions of this Section 6 shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreements among the Company and the Selling Shareholders with respect to contribution between themselves.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time, and, in the case of a Date of Delivery which is after the Closing Time, the Representatives may terminate the obligation of the several Underwriters to purchase the relevant Option Securities on such Date of Delivery, in any such case (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Prospectus Supplement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in the commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at c/o Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, attention of Ed Armstrong; notices to the Company shall be directed to it at 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190, attention of Chief Financial Officer, with a copy to Lawrence T. Yanowitch, Shaw Pittman LLP, 1650 Tysons Boulevard, McLean, Virginia 22102; and notices to the Selling Shareholders shall be directed to them in care of Frontenac Company, 135 South La Salle Street, Suite 3800, Chicago, Illinois 60603, Attention: Walter C. Florence, with a copy to Michael G. Timmers, Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601.

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives and the Selling Shareholders and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and the Selling Shareholders and their respective successors and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

SI INTERNATIONAL INC.

By:	/s/ Ray J. Oleson
	Name:	Ray J. Oleson
	Title:	Chairman of the Board and
Chief Executive Officer

FRONTENAC VII LIMITED PARTNERSHIP

By: Frontenac Company VII, L.L.C.,
its general partner

By:	/s/ James E. Crawford, III
Name: James E. Crawford, III
Title: Managing Director

FRONTENAC MASTERS VII LIMITED PARTNERSHIP

By: Frontenac Company VII, L.L.C.,
its general partner

By:	/s/ James E. Crawford, III
Name: James E. Crawford, III
Title: Managing Director

CONFIRMED AND ACCEPTED,
as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC
SG COWEN & CO., LLC
LEGG MASON WOOD WALKER,
INCORPORATED
STEPHENS INC.
SUNTRUST CAPITAL MARKETS, INC.

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark Klausner
Authorized Signatory

For themselves and as Representative of the Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Wachovia Capital Markets, LLC	1,600,000
SG Cowen & Co., LLC	640,000
Legg Mason Wood Walker, Incorporated	480,000
Stephens Inc.	320,000
SunTrust Capital Markets, Inc.	160,000

Total	3,200,000

A-1

SCHEDULE B

1.                                       The initial public offering price per share for the Securities shall be $21.85.

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $20.65, being an amount equal to the initial public offering price set forth above less $1.20 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) of this Agreement shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.

B-1

SCHEDULE C

Subsidiaries of the Company

Name	Jurisdiction of Organization	Jurisdictions Where Subsidiary is Required to Qualify as a Foreign Corporation

SI International, Inc.	Delaware	Colorado, Kentucky, Maryland, Virginia, West Virginia

SI International Application Development, Inc. (f/k/a Statistica, Inc.)	Maryland	Florida, Kentucky, Louisiana, New Hampshire, Pennsylvania, Virginia

SI International Consulting, Inc. (f/k/a SI Enterprise Consulting Corporation)	Delaware	District of Columbia, Virginia

SI International Learning, Inc. (f/k/a WPI, Inc.)	Maryland	District of Columbia, Virginia

SI International Engineering, Inc. (f/k/a System Technology Associates, Inc.)	Colorado	California, Florida, Georgia, Maryland, Massachusetts, North Carolina, Oklahoma, Pennsylvania, South Carolina, Utah, Virginia

SI International Telecom Corporation	Delaware	Arizona, California, Colorado, Florida, Iowa, Nebraska, New Mexico, Texas, Utah, Virginia

MATCOM International Corp.	Delaware	None

SI International Technology Services, Inc. (f/k/a Materials, Communications and Computer, Inc.)	North Carolina

California, Colorado, District
of Columbia, Florida,
Georgia, Kansas, Louisiana,
Maryland, Massachusetts,
Missouri, New Jersey, New
Mexico, New York, Ohio,
Oklahoma, Pennsylvania,
Texas, Utah, Virginia,
Wyoming

C-1

SCHEDULE D

List of Persons Subject to Lock-up

Directors and Officers

1.	Ray J. Oleson
2.	Oleson L.P.
3.	Walter J. Culver
4.	S. Bradford Antle
5.	Thomas E. Dunn
6.	Thomas E. Lloyd
7.	Paul R. Brubaker
8.	Gen. R. Thomas Marsh
9.	James E. Crawford, III
10.	Walter C. Florence
11.	Edward H. Sproat
12.	Charles A. Bowsher
13.	John P. Stenbit

Selling Shareholders

1.	Frontenac VII Limited Partnership
2.	Frontenac Masters VII Limited Partnership

D-1

SCHEDULE E

	Number of Initial Securities to be Sold	Number of Option Securities to be Sold

Company	2,200,000	320,000
Selling Shareholders:
Frontenac VII Limited Partnership	952,369	—
Frontenac Masters VII Limited Partnership	47,631	—
Total	3,200,000	320,000

E-1

[Exhibits intentionally omitted.]